Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Equity Funds

In planning and performing our
 audits of the financial statements
of Federated Clover Small
Value Fund, Federated Clover Value Fund,
 and Federated Prudent Bear Fund, each
a portfolio of
Federated Equity Funds (collectively,
the Funds) as of and for the year ended
September 30,
2010, in accordance with the standards
of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no
such opinion.

Management of the Funds is responsible for
 establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A
company's internal control over financial
 reporting includes those policies and
procedures that (1)
pertain to the maintenance of records that,
 in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance
with generally accepted accounting principles,
 and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding
 prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2010.

This report is intended solely for the information
 and use of management and the Board of
Trustees of Federated Equity Funds and the Securities
 and Exchange Commission and is not
intended to be and should not be used by anyone other than those specified parties.



Boston, Massachusetts
November 22, 2010